CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Northern Lights Fund Trust. Such reference is included in the Statement of Additional Information of The Biondo Growth Fund under “Independent Registered Public Accounting Firm”.

                                                                                          Briggs, Bunting & Dougherty, LLP

Philadelphia, Pennsylvania

April 24, 2006